Exhibit 99
TI reports third quarter 2025 financial results and shareholder returns
Conference call at 3:30 p.m. Central time today on ti.com/ir
DALLAS (Oct. 21, 2025) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported third quarter revenue of $4.74 billion, net income of $1.36 billion and earnings per share of $1.48. Earnings per share included a 10-cent reduction that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's president and CEO, made the following comments:
•"Revenue increased 7% sequentially and 14% from the same quarter a year ago with growth across all end markets.
•"Our cash flow from operations of $6.9 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300mm production. Free cash flow for the same period was $2.4 billion.
•"Over the past 12 months we invested $3.9 billion in R&D and SG&A, invested $4.8 billion in capital expenditures and returned $6.6 billion to owners.
•"TI's fourth quarter outlook is for revenue in the range of $4.22 billion to $4.58 billion and earnings per share between $1.13 and $1.39."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures, plus proceeds from U.S. CHIPS and Science Act (CHIPS Act) incentives.
Earnings summary

(In millions, except per-share amounts)	Q3 2025	Q3 2024	Change
Revenue	$4,742	$4,151	14%
Operating profit	$1,663	$1,554	7%
Net income	$1,364	$1,362	0%
Earnings per share	$1.48	$1.47	1%
Cash generation

		Trailing 12 Months
(In millions)	Q3 2025	Q3 2025	Q3 2024	Change
Cash flow from operations	$2,190	$6,897	$6,244	10%
Free cash flow	$1,068	$2,415	$1,468	65%
Free cash flow % of revenue		14.0%	9.3%
Cash return

		Trailing 12 Months
(In millions)	Q3 2025	Q3 2025	Q3 2024	Change
Dividends paid	$1,236	$4,949	$4,736	4%
Stock repurchases	$119	$1,611	$457	253%
Total cash returned	$1,355	$6,560	$5,193	26%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended September 30,
(In millions, except per-share amounts)	2025	2024
Revenue	$4,742	$4,151
Cost of revenue (COR)	2,019	1,677
Gross profit	2,723	2,474
Research and development (R&D)	518	492
Selling, general and administrative (SG&A)	457	428
Restructuring charges/other	85	—
Operating profit	1,663	1,554
Other income (expense), net (OI&E)	62	131
Interest and debt expense	141	131
Income before income taxes	1,584	1,554
Provision for income taxes	220	192
Net income	$1,364	$1,362

Diluted earnings per common share	$1.48	$1.47

Average shares outstanding:
Basic	909	913
Diluted	914	920

Cash dividends declared per common share	$1.36	$1.30

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$249	$227
Discrete tax items	(29)	(35)
Provision for income taxes (effective taxes)	$220	$192

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,364	$1,362
Income allocated to RSUs	(8)	(7)
Income allocated to common stock for diluted EPS	$1,356	$1,355

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	September 30,
(In millions, except par value)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$3,311	$2,589
Short-term investments	1,875	6,163
Accounts receivable, net of allowances of ($21) and ($23)	2,062	1,862
Raw materials	431	393
Work in process	2,460	2,081
Finished goods	1,938	1,822
Inventories	4,829	4,296
Prepaid expenses and other current assets	1,799	962
Total current assets	13,876	15,872
Property, plant and equipment at cost	17,314	15,464
Accumulated depreciation	(4,966)	(3,662)
Property, plant and equipment	12,348	11,802
Goodwill	4,362	4,362
Deferred tax assets	1,089	941
Capitalized software licenses	237	229
Overfunded retirement plans	251	184
Other long-term assets	2,841	1,931
Total assets	$35,004	$35,321

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$500	$1,049
Accounts payable	779	794
Accrued compensation	724	721
Income taxes payable	79	108
Accrued expenses and other liabilities	1,036	1,014
Total current liabilities	3,118	3,686
Long-term debt	13,546	12,844
Underfunded retirement plans	125	117
Deferred tax liabilities	60	54
Other long-term liabilities	1,528	1,352
Total liabilities	18,377	18,053
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	4,410	3,813
Retained earnings	52,369	52,304
Treasury common stock at cost
Shares: September 30, 2025 – 832; September 30, 2024 – 829	(41,744)	(40,395)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(149)	(195)
Total stockholders' equity	16,627	17,268
Total liabilities and stockholders' equity	$35,004	$35,321

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended September 30,
(In millions)	2025	2024
Cash flows from operating activities
Net income	$1,364	$1,362
Adjustments to net income:
Depreciation	497	383
Amortization of capitalized software	20	19
Stock compensation	93	87
Deferred taxes	3	(33)
Increase (decrease) from changes in:
Accounts receivable	(128)	(151)
Inventories	(17)	(190)
Prepaid expenses and other current assets	18	(23)
Accounts payable and accrued expenses	86	13
Accrued compensation	121	149
Income taxes payable	107	155
Changes in funded status of retirement plans	13	(24)
Other	13	(15)
Cash flows from operating activities	2,190	1,732

Cash flows from investing activities
Capital expenditures	(1,197)	(1,316)
Proceeds from CHIPS Act incentives	75	—
Proceeds from asset sales	1	—
Purchases of short-term investments	(805)	(1,845)
Proceeds from short-term investments	1,260	2,700
Other	(15)	(26)
Cash flows from investing activities	(681)	(487)

Cash flows from financing activities
Dividends paid	(1,236)	(1,187)
Stock repurchases	(119)	(318)
Proceeds from common stock transactions	125	117
Other	(12)	(8)
Cash flows from financing activities	(1,242)	(1,396)

Net change in cash and cash equivalents	267	(151)
Cash and cash equivalents at beginning of period	3,044	2,740
Cash and cash equivalents at end of period	$3,311	$2,589

Supplemental cash flow information
Investment tax credit (ITC) used to reduce income taxes payable	$43	$220
Proceeds from CHIPS Act incentives	75	—
Total cash benefit related to the CHIPS Act	$118	$220

Segment results

(In millions)	Q3 2025	Q3 2024	Change
Analog:
Revenue	$3,729	$3,223	16%
Operating profit	$1,486	$1,316	13%
Embedded Processing:
Revenue	$709	$653	9%
Operating profit	$108	$109	(1)%
Other:
Revenue	$304	$275	11%
Operating profit *	$69	$129	(47)%
* Includes Restructuring charges/other

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow is calculated as cash flows from operating activities (also referred to as cash flow from operations) less capital expenditures, plus proceeds from CHIPS Act incentives.
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For Three Months Ended September 30,	For 12 Months Ended September 30,
(In millions)	2025	2025	2024	Change
Cash flow from operations (GAAP) *	$2,190	$6,897	$6,244	10%
Capital expenditures	(1,197)	(4,817)	(4,776)
Proceeds from CHIPS Act incentives	75	335	—
Free cash flow (non-GAAP)	$1,068	$2,415	$1,468	65%

Revenue		$17,266	$15,711

Cash flow from operations as a percentage of revenue (GAAP)		39.9%	39.7%
Free cash flow as a percentage of revenue (non-GAAP)		14.0%	9.3%
* Includes cash benefits of $43 million, $302 million and $532 million from the CHIPS Act ITC used to reduce income taxes payable for the three months ended September 30, 2025, and the twelve months ended September 30, 2025 and 2024, respectively.
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to recruit and retain skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, enterprise systems and communications equipment. At our core, we have a passion to create a better world by making electronics more affordable through semiconductors. This passion is alive today as each generation of innovation builds upon the last to make our technology more reliable, more affordable and lower power, making it possible for semiconductors to go into electronics everywhere. Learn more at TI.com.